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Exhibit 99.1

Certifications of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 10-K of Samsonite Corporation (the "Company") for the annual period ended January 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Luc Van Nevel, as Chief Executive Officer of the Company, and Richard H. Wiley, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

By	/s/ LUC VAN NEVEL
	Name:	Luc Van Nevel
	Title:	Chief Executive Officer, President and Director
	Date:	May 16, 2003
By	/s/ RICHARD H. WILEY
	Name:	Richard H. Wiley
	Title:	Chief Financial Officer, Treasurer and Secretary
	Date:	May 16, 2003

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Certifications of CEO and CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002